UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 17, 2018

eHealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

440 East Middlefield Road
Mountain View, California 94043
(Address of principal executive offices) (Zip code)

(650) 584-2700
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into Material Definitive Agreement.

On September 17, 2018, the Company entered into a Credit Agreement, by and among the Company, eHealthInsurance Services, Inc. (“Insurance Services”), Wealth, Health and Life Advisors, LLC (“Life Advisors”), as borrowers (collectively, the “Borrowers”), PlanPrescriber, Inc. (“PlanPrescriber” and together with the Borrowers, the “Loan Parties”), as guarantor, the other lenders party thereto and Royal Bank of Canada (“RBC”), as administrative agent and collateral agent (the “Credit Agreement”). The Credit Agreement provides for a $40.0 million secured asset-backed revolving credit facility with a $5.0 million letter of credit subfacility. The commitments under the Credit Agreement expire on September 17, 2021 (the “Maturity Date”). The Borrowers’ obligations under the Credit Agreement are guaranteed by the Company and certain of the Company’s subsidiaries meeting materiality thresholds set forth in the Credit Agreement.

The borrowing base under the Credit Agreement is comprised of an amount equal to (a) the lesser of (i) eighty percent (80%) of Eligible Commissions Receivables (as defined in the Credit Agreement) of the Company actually collected by the Company during the immediately preceding period of three months or (ii) eighty percent (80%) of the Eligible Commission Receivables of the Company for the immediately succeeding period of three months, plus (b) fifty percent (50%) of Eligible Commission Receivables of the Company for the immediately succeeding period of six months (excluding the immediately succeeding period of three months), in each case subject to reserves established by RBC (the “Borrowing Base”). The proceeds of the loans under the Credit Agreement may be used for working capital and general corporate purposes. The Borrowers have the right to prepay the loans under the Credit Agreement in whole or in part at any time without penalty. Subject to availability under the Borrowing Base, amounts repaid may be reborrowed. As of the closing date of the Credit Agreement, no loans were outstanding under the Credit Agreement.

Loans under the Credit Agreement bear interest, at the Company’s option, at either a rate based on the London Interbank Offered Rate (“LIBOR”) for the applicable interest period or a base rate, in each case plus a margin. The base rate is the highest of RBC’s publicly announced prime rate, the federal funds rate plus 0.50% and one month adjusted LIBOR plus 1.0%. The margin is 3.75% for LIBOR loans and 2.75% for base rate loans. Interest on the loans is payable monthly in arrears with respect to base rate loans and at the end of an interest period (and at three month intervals if the interest period exceeds three months) in the case of LIBOR loans. Principal, together with accrued and unpaid interest, is due on the Maturity Date.

Amounts not borrowed under the Credit Agreement will be subject to a commitment fee of 0.5% per annum on the daily unused portion of the credit facility, to be paid in arrears on the first business day of each calendar quarter. At closing, the Company paid a one-time facility fee of 1.75% of the total commitments under the Credit Agreement. The Company is also obligated to pay other customary administration fees for a credit facility of this size and type.

The Credit Agreement contains customary affirmative covenants, including covenants regarding the payment of taxes and other obligations, maintenance of insurance, reporting requirements and compliance with applicable laws and regulations, and customary negative covenants limiting the ability of the Company and its subsidiaries, among other things, to incur debt, grant liens, make investments, make certain restricted payments and sell assets, subject to certain exceptions. Further, the Credit Agreement contains a financial covenant requiring the Company to maintain excess availability at or above $6,000,000 at any time. Upon the occurrence and during the continuance of an event of default, the lenders may declare all outstanding principal and accrued and unpaid interest under the Credit Agreement immediately due and payable and may exercise the other rights and remedies provided for under the Credit Agreement and related loan documents. The events of default under the Credit Agreement include, subject to grace periods in certain instances, payment defaults, cross defaults with certain other material indebtedness, breaches of covenants or representations and warranties, change in control of the Company and certain bankruptcy and insolvency events with respect to the Company and its subsidiaries meeting a materiality threshold set forth in the Credit Agreement.

On September 17, 2018, the Company entered into a Security Agreement, by and among the Company, Insurance Services, PlanPrescriber, Life Advisors, and RBC, pursuant to which the Loan Parties granted to RBC a security interest in substantially all of the Loan Parties’ assets (other than intellectual property).

On September 17, 2018, PlanPrescriber entered into a Guaranty, pursuant to which PlanPrescriber guarantees the Borrowers’ obligations under the Credit Agreement in favor of RBC.

Copies of the Credit Agreement, Security Agreement and Guaranty are attached hereto as Exhibits 10.1, 10.2, and 10.3. The foregoing description of the Credit Agreement, Security Agreement and Guaranty does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, Security Agreement and Guaranty.

Section 2 - Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1
Credit Agreement, dated September 17, 2018, by and among eHealth, Inc., eHealthInsurance Services, Inc., Wealth, Health and Life Advisors, LLC, PlanPrescriber, Inc., Royal Bank of Canada and other lenders identified therein.

10.2	Security Agreement, dated September 17, 2018, by and among eHealth, Inc., eHealthInsurance Services, Inc., PlanPrescriber, Inc., Wealth, Health and Life Advisors, LLC, and Royal Bank of Canada.
10.3	Guaranty, dated September 17, 2018, by and between PlanPrescriber, Inc. and Royal Bank of Canada.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2018		eHealth, Inc.
	By:	/s/ Derek N. Yung
Derek N. Yung
Chief Financial Officer